Exhibit 1.3

CERTIFICATE OF FORMATION

of

MACQUARIE EQUIPMENT LEASING FUND TWO, LLC

This Certificate of Formation of Macquarie Equipment Leasing Fund Two, LLC (the “Company”) is being duly executed and filed by Amanda Reed, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code, tit. 6, §§ 18-101 et. seq.).

FIRST. The name of the limited liability company formed hereby is MACQUARIE EQUIPMENT LEASING FUND TWO, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 19TH day of January, 2010,

/s/ Amanda Reed
Amanda Reed
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:12 PM 01/19/2011 FILED 04:46 PM 01/19/2011 SRV 110058394 - 4929206 FILE